FORM 8-K



               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                Date of Report (Date of Earliest
              Event Reported):  September 29, 1994




                       GIBSON GREETINGS, INC.
     (Exact name of registrant as specified in its charter)

  Delaware                 2-82990               52-1242761
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)



            2100 Section Road, Cincinnati, Ohio  45237
            (Address of principal executive offices)




Registrant's telephone number, including area code:(513)841-6600

            INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 5, 6 and 8 are not applicable and are omitted from this report.

Item 4.Changes in Registrant's Certifying Accountant

          On September 29, 1994, the Registrant dismissed the firm of Arthur Andersen & Co. ("Arthur Andersen") as the Registrant's principal independent accountant and on October 3, 1994, the Registrant engaged the firm of Deloitte & Touche to serve in such capacity. Such action was recommended by the Audit Committee of the Board of Directors of the Registrant.

          Arthur Andersen had been engaged to audit the Registrant's financial statements for more than the two most recent fiscal years. None of Arthur Andersen's reports on the financial statements of the Registrant for the past two fiscal years contained an adverse opinion or a disclaimer of opinion, and none was qualified or modified as to uncertainty, audit scope, or accounting principles.

          During the Registrant's two most recent fiscal years (and any subsequent interim period preceding September 29, 1994), there were no disagreements between the Registrant and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure ("disagreements"), which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of such disagreements in connection with its report.

          During the same period of time, no event listed in (A) through (D) below (a "reportable event") occurred; namely, (A) Arthur Andersen having advised the Registrant that the internal controls necessary for the Registrant to develop reliable financial statements did not exist; (B) Arthur Andersen having advised the Registrant that information had come to Arthur Andersen's attention that had led it to no longer be able to rely on management's representations or that made it unwilling to be associated with the financial statements prepared by management;
(C) both (1) Arthur Andersen having advised the Registrant that the scope of Arthur Andersen's audit needed to be expanded significantly or that information had come to Arthur Andersen's attention during such time period that if further investigated might (i) have materially impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that might have prevented it from rendering an unqualified audit report on those financial statements) or (ii) caused Arthur Andersen to be unwilling to rely on management's representations or be associated with the Registrant's financial statements and (2) due to Arthur Andersen's dismissal, or for any other reason, Arthur Andersen not having so expanded the scope of its audit or conducted such further investigation; or (D) both (1) Arthur Andersen having advised the Registrant that information had come to Arthur Andersen's attention that it had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report and (2) due to Arthur Andersen's dismissal, or for any other reason, the issue not having been resolved to Arthur Andersen's satisfaction prior to its dismissal. It should be noted that, in its recommendations to management presented to the Audit Committee of the Board of Directors of the Registrant on April 21, 1994, Arthur Andersen indicated that the existence of the unauthorized transactions described in the Registrant's Current Report on Form 8-K dated March 4, 1994 constituted a "reportable condition" under the standards established by the American Institute of Certified Public Accountants; however, the Registrant does not believe that this reportable condition constitutes a "reportable event" as described above. Also, the Registrant announced on July 1, 1994 that the value of the inventory at its Cleo, Inc. subsidiary had been overstated for the yearend 1993 by approximately $8.8 million. Upon initial discovery of a possible problem related to Cleo's inventory, the Registrant promptly notified Arthur Andersen of the same and Arthur Andersen participated in the investigation that led to the July 1, 1994 announcement. As a result of the inventory overstatement the Registrant determined to restate its financial statements for the periods ended September 30, 1993, December 31, 1993 and March 31, 1994, and such restatement resulted in the reissuance by Arthur Andersen of its opinion regarding the Registrant's financial statements for the year ended December 31, 1993, as restated.

          The termination of Arthur Andersen did not result from any "disagreement" (as defined above) but reflected the Registrant's dissatisfaction with the level of performance of audit services by Arthur Andersen.

          During the Registrant's two most recent fiscal years (and any subsequent interim period prior to September 29, 1994), neither the Registrant nor anyone acting on its behalf consulted Deloitte & Touche regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, where either a written report was provided to the Registrant or oral advice was provided that Deloitte & Touche concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or a "reportable event" as noted in the preceding two paragraphs.

Item 7.Financial Statements, Pro Forma Financial Information and
Exhibits

(a)  Financial Statements of Business Acquired.

     Not Applicable.

(b)  Pro Forma Financial Information.

     Not Applicable.

(c)  Exhibits

     Exhibit 16 - Letter regarding change in certifying accountant*


*To be filed by amendment.
                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 4, 1994        GIBSON GREETINGS, INC.



                              By /s/ William L. Flaherty
                                William L. Flaherty
                                Vice President - Finance